UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2022
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 9, 2022, Novan, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Purchaser”) pursuant to which the Company agreed to issue and sell to the Purchaser, in a registered direct offering priced at-the-market under Nasdaq rules, (i) 2,080,696 shares (the “shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and accompanying warrants (the “common warrants”) to purchase an aggregate of 2,080,696 shares of common stock, for a combined price of $2.851 per share and accompanying common warrant, and (ii) pre-funded warrants to purchase 3,180,615 shares of the Company’s common stock (the “pre-funded warrants” and together with the common warrants, the “warrants”) and accompanying common warrants to purchase 3,180,615 shares of common stock, for a combined price of $2.841 per pre-funded warrant and accompanying common warrant (the “Offering”). The Offering is expected to close on or about June 13, 2022, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the Offering are expected to be approximately $15 million, before deducting placement agent fees and offering expenses, and excluding the exercise of any warrants. The Company intends to use the net proceeds from the Offering, together with existing cash, to fund research and development program activities, including (i) preparing for and seeking regulatory approval of its product candidate, SB206, as a treatment for molluscum contagiosum; (ii) planning for potential commercialization of SB206; and (iii) conducting small-scale drug substance and drug product manufacturing activities to support the SB206 regulatory submission process. The Company also intends to use the net proceeds from the offering (i) to support sales and marketing efforts for its marketed products; and (ii) for general corporate purposes, including selling, general and administrative expenses, capital expenditures and working capital needs.

The Company entered into a placement agent agreement (the “Placement Agent Agreement”) dated as of June 9, 2022, with Oppenheimer & Co. Inc. (“Oppenheimer”), engaging Oppenheimer to act as the sole placement agent in connection with the Offering. Pursuant to the Placement Agent Agreement, the Company agreed to pay Oppenheimer a placement agent fee in cash equal to 5.0% of the gross proceeds from the sale of the shares, pre-funded warrants and accompanying common warrants in this Offering, plus reimburse certain expenses of Oppenheimer in connection with the Offering. The foregoing summary of the Placement Agent Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Placement Agent Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Each pre-funded warrant has an exercise price of $0.01 per share. The pre-funded warrants are exercisable immediately upon issuance until all of the pre-funded warrants are exercised in full. Each common warrant will be immediately exercisable and will have an exercise price of $2.851 per share and will expire five years from the date of issuance. This Offering also relates to the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants sold in this Offering. The warrants are subject to certain limitations on beneficial ownership. The Common Stock is listed on The Nasdaq Capital Market. There is no established public trading market for the warrants and the Company does not expect a market to develop.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Securities Purchase Agreement.

As part of the Securities Purchase Agreement, subject to certain exceptions, certain of the Company’s officers and directors agreed not to sell or otherwise dispose of any of the Common Stock held by them for a period beginning on the date of execution of the applicable lock-up agreements by each such officer and director and ending 90 days after the closing date of the Offering. The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Securities Purchase Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s common stock. If, at any time warrants are outstanding, any fundamental transaction occurs, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of its assets, the successor entity must assume the obligations to the warrant holders. Additionally, in the event of a fundamental transaction, each holder of common warrants will have the right to require the Company, or its successor, to repurchase such warrants for an amount of cash equal to the Black Scholes value of the remaining unexercised portion of such warrants. The foregoing summary of the warrants does not purport to be complete and is subject to, and qualified in its entirety by, the form of common warrant and pre-funded warrant, which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

The shares and warrants being offered and sold in the Offering, and the shares of Common Stock issuable upon the exercise of the warrants, have been registered under the Securities Act pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-262865) as declared effective by the SEC on February 25, 2022, as supplemented by a prospectus supplement filed with the SEC on June 10, 2022 pursuant to Rule 424(b) under the Securities Act.

A copy of the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. relating to the legality of the issuance and sale of the shares of Common Stock, the warrants, and the shares of Common Stock issuable upon the exercise of the warrants in the offering is attached as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
10.1	Placement Agent Agreement, dated June 9, 2022, by and between the Company and Oppenheimer & Co. Inc.
10.2	Form of Securities Purchase Agreement, dated June 9, 2022, by and between the Company and the purchaser identified therein
23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: June 10, 2022	By:	/s/ John M. Gay
John M. Gay
Chief Financial Officer